SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (date of earliest event reported): March 29, 1999


Commission File Number:      33-7811-NY


             GARY PLAYER DIRECT, INC. (Formerly Grafix Corporation) (Exact name of registrant as specified in its charter)


          Delaware                                    93-0943925
   (State of Incorporation)                   (I.R.S. Employer I.D. Number)


               2811 Airpark Drive, Santa Maria, California 93455
              (Address of principal executive offices and Zip Code)


                                 (805) 346-1600
              (Registrant's telephone number, including area code)








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Item 1.  Changes in Control of Registrant.

On March 29, 1999, the Registrant completed a merger with Golf One Industries, Inc. ("Golf One"). Pursuant to the terms of the Agreement of Merger, a copy of which is filed herewith as an exhibit and incorporated herein by reference, the Registrant issued 72,859,800 shares of its common stock to Golf One's shareholders and lenders, resulting in a change of control of the Registrant. As part of the merger with Golf One, the Registrant effected a 1:20 reverse split of its issued and outstanding common stock. As of the date of this report, the Registrant has 4,573,746 shares of common stock issued and outstanding, including 3,642,990 shares (approximately 80 percent) owned by the Golf One shareholders and lenders. As part of the merger, Golf One was merged into the Registrant.

Item 5.   Other Events.

As part of the merger with Golf One, the Registrant effected a name change to "Gary Player Direct, Inc." A copy of the Certificate of Merger filed with the Delaware Secretary of State is filed herewith as an exhibit. As a result of the name change and reverse split of the Registrant's issued and outstanding common stock, the Registrant a new CUSIP number for its common stock: 72811Q 10 0. The Registrant's Nasdaq trading symbol was also changed, from "CRRA" to "GPLY" to more accurately reflect the Registrant's name following the merger.

As part of the merger with Golf One, Messrs. Guttenberg and Cozier resigned as directors of the Registrant. Mr. Krausman remained as the sole director of the Registrant, and pursuant to the provisions of the Delaware General Corporation Law and the Registrant's Bylaws, Mr. Krausman then appointed Mr. Alfonso J. Cervantes and Mr. Robert J. Friedland as directors of the Registrant. The Board of Directors subsequently appointed Mr. Cervantes as president, CEO and secretary of the Registrant; Mr. Joseph A. DePanfilis as Executive Vice President; Mr. Richard S. Schonfeld as Chief Financial Officer and treasurer; and Mr. Krausman as Senior Vice President, Business and Legal Affairs.

The Registrant hereby withdraws its Form 15 filing (January 15, 1999), and shall, within 60 days of this report, file all reports with the Securities and Exchange Commission which would have been required had its prior Form 15 certification not been filed, all pursuant to Rule 12h-3 promulgated under the Securities Exchange Act of 1934.

Item 7.   Exhibits.

2.0      Agreement of Merger between the Company and Golf One.
2.1      Certificate of Merger.
99.0     Press release relating to the Merger, dated April 15, 1999.




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                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            GARY PLAYER DIRECT, INC.



                                            By:  /S/ KENT D. KRAUSMAN
                                                 ------------------------------
Date: April 14, 1999                             Vice President






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                          EXHIBIT INDEX

        CURRENT REPORT ON FORM 8-K DATED MARCH 29, 1999

                     GARY PLAYER DIRECT, INC.


Exhibit No.    Document Description                                     Page No.

2.0      Agreement of Merger between the Registrant and Golf One           5
2.1      Certificate of Merger.                                            8
99.0     Press release relating to the Merger, dated April 15, 1999.       9



















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